Exhibit 10.2

Restricted Stock Unit Agreement

(Performance-Based)

Ronald McCray

CAREER EDUCATION CORPORATION

2008 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) dated March 6, 2015 (the “Grant Date”) is by and between Career Education Corporation, a Delaware corporation (the “Company”), and Ronald McCray (the “Grantee”).

To evidence such award and to set forth its terms, the Company and the Grantee agree as follows. All capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Career Education Corporation 2008 Incentive Compensation Plan, as amended (the “Plan”).

1. Grant of Restricted Stock Units. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Committee granted to the Grantee the following number of Restricted Stock Units (the “RSUs”) on the Grant Date, and the Grantee hereby accepts the grant of the RSUs as set forth herein:

Total Number of Restricted Stock Units Granted and Available for Vesting under this Agreement:	250,000	(the “RSUs”)

2. Limitations on Transferability. Except in the event of the death of the Grantee, at any time prior to the Settlement Date, the RSUs, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3. Vesting.

(a) Eligibility for Vesting. The number of RSUs eligible to become Vested Shares pursuant to Section 3(b) will be determined based on the date the Grantee ceases to be employed by the Company in the capacity of Interim President and Chief Executive Officer (the “Separation Date”), as follows:

If the Separation Date is on or after	# of RSUs eligible to become Vested Shares (the “Eligible RSUs”)
March 6, 2015	62,500
April 1, 2015	125,000
July 1, 2015	187,500
October 1, 2015	250,000

Any RSUs which have not become Eligible RSUs pursuant to this Section 3(a) on or prior to the Separation Date shall be immediately forfeited to the Company on the Separation Date.

(b) Vesting Date. Subject to the provisions of Sections 5 and 6 of this Agreement, the Eligible RSUs shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Vested Shares”) on March 14, 2016 (the “Vesting Date”), but only to the extent and in the proportion determined pursuant to the Performance Criteria and Payout Scale set forth on Exhibit A.

Restricted Stock Unit Agreement

(Performance-Based)

Ronald McCray

Notwithstanding the foregoing, and subject to Sections 5 and 6 below, in the event that (i) the Grantee incurs a Termination of Service prior to the Vesting Date, or (b) any Eligible RSUs do not become Vested Shares on the Vesting Date due to the application of the Performance Criteria and Payout Scale set forth on Exhibit A, then in either case the RSUs shall be immediately forfeited to the Company. For the avoidance of doubt, the Company and the Grantee acknowledge that, pursuant to the Plan, a Termination of Service does not occur until the Grantee ceases providing services to the Company in any capacity, including as a director or consultant.

4. Crediting and Settling RSUs.

(a) RSU Accounts. The Company shall establish an account on its books for each grantee who receives a grant of RSUs (the “RSU Account”). The RSUs granted hereby shall be credited to the Grantee’s RSU Account as of the Grant Date. The RSU Account shall be maintained for record keeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to the RSU Account. The obligation to make distributions of securities or other amounts credited to the RSU Account shall be an unfunded, unsecured obligation of the Company.

(b) Settlement of RSU Accounts. The Company shall settle the RSU Account by delivering to the holder thereof (who may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Vested Shares underlying the RSUs then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement). The Settlement Date for all RSUs credited to a Grantee’s RSU Account shall be as soon as administratively practical following when the Restrictions applicable to any portion of the RSUs granted hereby have lapsed, subject to achievement of the Performance Criteria, but in no event shall such Settlement Date be later than March 15 of the calendar year following the calendar year in which the Restrictions applicable to an the RSUs have lapsed.

5. Termination of Service. Subject to Section 6, the provisions of this Section 5 shall apply in the event the Grantee incurs a Termination of Service at any time prior to the Vesting Date set forth in Section 3:

(a) If the Grantee incurs a Termination of Service because of his or her death or Disability, any Eligible RSUs that had not become Vested Shares prior to the date of the Termination of Service shall become Vested Shares, and, as of the relevant Settlement Date, the Grantee shall own a number of Shares equal to the whole number of Vested Shares underlying the Eligible RSUs free of all restrictions otherwise imposed by this Agreement except for Shares used to satisfy the tax withholding obligations set forth in Section 26 of this Agreement or otherwise required by any taxing authority.

(b) If the Grantee incurs a Termination of Service for any reason other than his or her death or Disability, then any RSUs that had not become Vested Shares prior to the date of the Termination of Service shall be immediately forfeited to the Company.

6. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the RSUs as are provided for in the Plan.

7. Stock Certificates and Escrow. On each Settlement Date, the Company, at its election, shall either (a) credit any Shares issued to the Grantee pursuant hereto through a book entry on the records kept by the Company’s stockholder record keeper, or (b) issue certificates for such Shares.

Restricted Stock Unit Agreement

(Performance-Based)

Ronald McCray

8. Liability of the Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Shares as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such approvals.

9. Adjustment in RSUs. The Committee may make or provide for such adjustments as provided for in Section 4.2 of the Plan.

10. Plan Amendment. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan.

11. Stockholder Rights. The RSUs shall not represent an equity security of the Company and shall not carry any voting or dividend rights. The Grantee shall have no rights of a stockholder of the Company with respect to any Vested Shares to be issued pursuant to a RSU until certificates for the Shares underlying the RSUs granted hereby are issued to the Grantee or such Shares are otherwise reflected in a book entry on the records kept by the Company’s stockholder record keeper. Notwithstanding the foregoing, on the relevant Settlement Date, the Grantee shall be entitled to receive an amount in cash equal to the dividends, if any, that would have become payable on or after the Vesting Date, but prior to the Settlement Date, with respect to the Shares issued on the Settlement Date.

12. Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. Grantee’s execution or acceptance of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

13. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock, RSUs or Vested Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Shares.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

15. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for Shares, or (b) credit a book entry related to the Shares to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that such issuance and delivery of such certificates or entry on the records, as

Restricted Stock Unit Agreement

(Performance-Based)

Ronald McCray

applicable, is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of such issuance and delivery of such certificates or entry on the records, as applicable, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable. In addition, to the extent that all or any portion of any Shares to be issued or delivered hereunder would not constitute an expense deductible by the Company for federal tax purposes (irrespective of whether the Company would, in fact, have the ability to take advantage of such deduction), then the Company reserves the right to reduce or eliminate such issuance or delivery to an amount that would be deductible by the Company for federal tax purposes.

16. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

17. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

18. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

19. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made, and the RSUs and Shares are granted, pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

20. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

Restricted Stock Unit Agreement

(Performance-Based)

Ronald McCray

21. Amendment. This Agreement may be amended as provided under the Plan, but except as provided in the Plan no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

22. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

26. Tax Consequences. The Grantee acknowledges and agrees that the Grantee is responsible for all taxes and tax consequences with respect to the grant of RSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the RSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto. Notwithstanding any other provision of this Agreement, Shares shall not be issued to the Grantee pursuant hereto unless, as provided in Section 17 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the RSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto.

27. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the RSUs subject to all the terms and provisions of this Agreement and of the Plan. The Shares issued pursuant hereto are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the RSUs and such Shares shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

28. Confidentiality. During the Grantee’s employment with the Company and/or any of its subsidiaries and at all times following the Grantee’s termination of employment with the Company for any reason, the Grantee will not, in any way, directly or indirectly, either for the Grantee or any other person or entity, whether paid or unpaid, reveal, divulge, or make known to any person, firm or corporation any confidential information, or take any other action, in violation of the Confidential Information Policy in the Company’s Code of Business Conduct & Ethics. Should the Grantee breach the terms of this Section 28, the Company reserves the right

Restricted Stock Unit Agreement

(Performance-Based)

Ronald McCray

to enforce the terms herein in court and seek any and all remedies available to it in equity and law, and the Grantee agrees to pay the Company’s attorneys’ fees and costs should it succeed on its claim(s). Further, should the Grantee breach the terms of this Section 28, the Grantee will forfeit any right to the RSUs or Shares issued hereunder, subject to the terms and conditions of the Plan, and the Grantee agrees to pay the Company’s attorneys’ fees and costs incurred in recovering such RSUs or Shares issued pursuant hereto.

29. Cooperation. In the event of any pending or threatened investigation, proceeding, lawsuit, claim or legal action against or involving the Company, the Grantee acknowledges and agrees to cooperate to the fullest extent possible in the investigation, preparation, prosecution, or defense of the Company’s case, including, but not limited to, the execution of affidavits or documents, providing of information requested by the Company or the Company’s counsel, and meeting with Company representatives or the Company’s counsel. Nothing in this paragraph shall be construed as suggesting or implying that the Grantee should testify in any way other than truthfully or provide anything other than accurate, truthful information.

30. Clawback Policy. By accepting the grant of RSUs pursuant to this Agreement, the Grantee hereby acknowledges that the Board has adopted a policy pursuant to which the Grantee may be required to repay amounts otherwise paid pursuant to this Agreement to the extent (a) such amounts were predicated upon achieving certain financial results that were subsequently the subject of a material restatement of Company financial statements filed with the Securities and Exchange Commission; (b) the Board determines the Grantee engaged in intentional misconduct that caused or substantially caused the need for the material restatement; and (c) a lower payment would have been made to the Grantee based upon the restated financial results (collectively, the “Policy”). By accepting the grant of RSUs pursuant to this Agreement, the Grantee hereby agrees to be bound by the Policy and to repay amounts that Grantee may be required to be repay thereunder.

31. Condition to Accept Agreement. This Agreement will be null and void unless the Grantee indicates his or her acceptance of the award of RSUs provided for hereunder by signing, dating and returning this Agreement to the Company on or before                     .

[Signature Page Follows]

Restricted Stock Unit Agreement

(Performance-Based)

Ronald McCray

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

CAREER EDUCATION CORPORATION

[Name]
[Title]

ACCEPTANCE (OR REJECTION) OF AWARD BY GRANTEE

The undersigned, the Grantee, hereby: (select one of the options below)

ACCEPTS the award of RSUs as set forth in this Agreement and agrees to be bound by the terms and conditions of this Agreement and the Plan.

REJECTS the award of RSUs contemplated by this Agreement and forfeits all rights relating thereto. Please note that a rejection of this award has no impact on any other award of options, restricted stock or restricted stock units you have previously received, including any restrictive covenants you are subject to pursuant to the agreement(s) governing your previous awards.

Date:
(Signature of Grantee)

Print Name:

Please sign and return a fully executed .pdf of this Restricted Stock Unit Agreement by                      to                      via                     . Failure to do so will result in forfeiture of the award. Please retain a copy of this signed Restricted Stock Unit Agreement for your records.

Restricted Stock Unit Agreement

(Performance-Based)

Ronald McCray

Exhibit A

Performance Criteria and Payout Scale

Actual 2015 EBITDA as a percentage of Targeted EBITDA(1)	Percent of Eligible RSUs to become Vested Shares pursuant to Section 3(b)
115%	100%
100%	60%
85%	20%
<85%	0%

Straight line interpolation between points.

(1)	“Actual 2015 EBITDA” shall be the EBITDA at the corporate organizational level determined in accordance with, and used for purposes of determining the EBITDA Performance Factor under, the 2015 Annual Incentive Award Program pursuant to the Plan (the “AIP”). “Targeted EBITDA” shall have the meaning set forth in the AIP with respect to the Company (and its affiliates).